UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material under §240.14a-12

USG CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2017

Dear Stockholder,

You recently received proxy materials in connection with the Annual Meeting of Stockholders of USG Corporation (the “Company”) to be held on Wednesday, May 10, 2017. According to the Company’s records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

USG Corporation is asking stockholders:

1.	To elect three directors for a three-year term.

2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017.

3.
To approve an amendment to the Company’s Restated Certificate of Incorporation to remove the requirement that it maintain a Finance Committee, in order to make the Company’s governance structure more efficient and flexible.

4.	To approve, by advisory vote, the compensation of the Company’s named executive officers.

5.	To recommend, by advisory vote, the frequency of future votes to approve the compensation of the Company’s named executive officers.

6.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

You should refer to the proxy materials previously mailed to you for additional information on this matter. The Board of Directors recommends you vote “EVERY YEAR” on Proposal 5 and “FOR” the other proposals referenced above.

For Proposal 3 regarding the Company’s Restated Certificate of Incorporation, an affirmative vote of 80% of all outstanding shares is required for adoption of this proposal. Therefore, if you do not respond or fail to instruct your bank, broker or other nominee with respect to Proposal 3, it will have the same effect as a vote “AGAINST”.

Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy. You may use one of the options below to ensure that your vote is promptly recorded in time for the Annual Meeting:

▪	VOTE BY TOUCH-TONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your vote.

▪	VOTE VIA THE INTERNET: You may cast your vote by logging onto the website identified on the enclosed proxy card and following the instructions on the screen.

▪	VOTE BY MAIL: You may cast your vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

If you have any questions or require further assistance in voting your shares, please contact the Company’s proxy solicitor Alliance Advisors toll-free at 877-777-8133.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY
PHONE OR INTERNET, PLEASE ACCEPT THE COMPANY’S THANKS AND DISREGARD THIS REQUEST.